Filed Pursuant to Rule 424(b)(3)
Registration No. 333-219589

PROSPECTUS SUPPLEMENT NO. 5

(to prospectus dated November 29, 2018)

Aethlon Medical, Inc.

This Prospectus Supplement No. 5 supplements and amends the prospectus dated November 29, 2018, or the Post-Effective Amendment Prospectus, relating to the following common stock (numbers reflect pre 1-for-15 reverse stock split effected October 15, 2019) as originally listed in the prospectus for which shares underlying warrants may be sold from time to time under the prospectus:

5,454,546 Shares of Common Stock underlying 5,454,546 Common Warrants each to purchase 1 Share of Common Stock

or

Up to 5,454,546 Pre-funded Units (each Pre-funded Unit contains 1 Pre-funded Warrant to Purchase 1 Share of Common Stock and 1 Common Warrant to Purchase

1 Share of Common Stock)

(5,454,546 Shares of Common Stock Underlying the Pre-funded Warrants) and

(5,454,546 Shares of Common Stock Underlying the Common Warrants)

This prospectus supplement relates to an existing registration of securities under Registration Statement File No. 333-219589, filed on November 29, 2018, and does not cover securities beyond those covered by the existing Registration Statement.

We will not receive any proceeds from the sale of these shares other than proceeds, if any, from the exercise of warrants to purchase shares of our common stock. If all of the warrants are exercised for cash, we will receive a total of $6,000,000.00 in gross proceeds, which we expect to use for general corporate purposes. We cannot assure you that any warrants will be exercised for cash. The selling stockholders may offer and sell the shares covered by the prospectus as set forth in the prospectus. The stockholders may sell the shares directly or through underwriters, brokers or dealers. The stockholders will bear any applicable sales commissions, transfer taxes and similar expenses. We will pay all other expenses incident to the registration of the shares. See “Plan of Distribution” on page 86 of the prospectus for more information on this topic.

We are filing this prospectus supplement to supplement and amend the information previously included in the prospectus with the information contained in our Current Reports on Form 8-K filed with the Securities and Exchange Commission on September 24, 2019, October 3, 2019 and October 15, 2019. Accordingly, we have attached the referenced Current Reports on Form 8-K filed on September 24, 2019, October 3, 2019 and October 15, 2019 to this prospectus supplement. This Prospectus Supplement No. 5 should be read in conjunction with, and delivered with, the Post-Effective Amendment Prospectus and is qualified by reference to the Post-Effective Amendment Prospectus, except to the extent that the information in this Prospectus Supplement No. 5 supersedes the information contained in the Post-Effective Amendment Prospectus.

Our common stock is traded on the Nasdaq Capital Market under the symbol “AEMD.” On October 16, 2019, the last reported sale price of our common stock on the Nasdaq Capital Market was $4.99 per share.

Investing in our securities involves significant risks, including those set forth in the “Risk Factors” section of the prospectus beginning at page 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is October 17, 2019.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2019

Aethlon Medical, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37487	13-3632859
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

9635 Granite Ridge Drive, Suite 100 San Diego, California		92123
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 858-459-7800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AEMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

2

Item 8.01	Other Events.

On September 24, 2019, the Company issued a press release announcing its collaboration to identify exosomes involved in cancer progression and treatment resistance. The collaborator also announced the collaboration through its own press release. Copies of those press releases are attached as Exhibit 99.1 hereto and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description
99.1	Press Releases dated September 24, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aethlon Medical, Inc.

Dated: September 24, 2019	By:	/s/ James B. Frakes
James B. Frakes Chief Financial Officer

3

Exhibit 99.1

Aethlon Announces Collaboration to Identify Exosomes Involved in Cancer Progression and Treatment Resistance

Exosome based liquid biopsies have potential to transform cancer diagnostics and treatments

SAN DIEGO (September 24, 2019) – EXOSOME SCIENCES, a subsidiary of Aethlon Medical, Inc. (Nasdaq: AEMD), announced a research collaboration to identify and characterize exosomes derived from patients with solid tumors such as pancreas cancer, as well as from families with genetically high risk of developing cancer. These cancer-derived exosomes may serve as early markers for cancer diagnostics, cancer progression and treatment resistance.

For more information about this partnership please visit: https://www.hoag.org/news/hoag-to-study-unique-early-disease-markers/

ABOUT EXOSOME SCIENCES

Exosome Sciences, Inc., a majority owned subsidiary of Aethlon Medical, Inc., is a diagnostic company focused on the discovery of exosomal biomarkers to diagnose and monitor cancer and neurological disease progression. Aethlon Medical, Inc. is a therapeutic company focused on addressing unmet needs in cancer and infectious diseases. The Aethlon Hemopurifier® is a clinical-stage immunotherapeutic device designed to combat cancer and life-threatening viral infections. In cancer, the Hemopurifier® depletes the presence of circulating tumor-derived exosomes that promote immune suppression, seed the spread of metastasis and inhibit the benefit of leading cancer therapies. The Hemopurifier® is an FDA designated "Breakthrough Device" related to the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes have been shown to participate in the development or severity of the disease cancer. The Hemopurifier also holds a Breakthrough Device designation related to life-threatening viruses that are not addressed with approved therapies. Additional information can be found online at www.AethlonMedical.com and www.ExosomeSciences.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. Statements containing words such as "may," "believe," "anticipate," "expect," "intend," "plan," "project," "will," "projections," "estimate," or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties and actual results may differ materially from the results anticipated in the forward-looking statements. Factors that may contribute to such differences include, without limitation, the Company's ability to raise additional funds and maintain its listing on the Nasdaq Capital Market, or any other national securities exchange, the risk that the Company’s collaborations with hospitals will not be successful, that the Company’s subsidiary will not be able to commercialize its products, that the FDA will not approve the initiation or continuation of the Company's clinical programs or provide market clearance of the Company's products, the Company's ability to complete the development of the Hemopurifier and other planned products, the Company's ability to manufacture its products either internally or through outside companies, the impact of government regulations, patent protection on the Company's proprietary technology, product liability exposure, uncertainty of market acceptance, competition, technological change, and other risk factors. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended March 31, 2019, and in the Company's other filings with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q. Except as may be required by law, the Company does not intend, nor does it undertake any duty, to update this information to reflect future events or circumstances.

Company Contact:

Jim Frakes

Chief Financial Officer

Aethlon Medical, Inc.

858-459-7800 x3300

Jfrakes@aethlonmedical.com

Media Contact:

David Schull or Maggie Beller

Russo Partners, LLC

David.Schull@RussoPartnersLLC.com

Maggie.Beller@RussoPartnersLLC.com

212-845-4271

4

NEWPORT BEACH, CALIF., September 24, 2019 – Hoag Memorial Hospital Presbyterian announced today the start of a research study to identify and characterize potential early disease markers for cancer diagnostics, cancer progression and treatment resistance.

In partnership with Exosome Sciences, a subsidiary of Aethlon Medical, Inc. (Nasdaq: AEMD), scientists will study exosomes in cancer patients and individuals at high genetic risk for cancer. Exosomes are nanoparticles that are abundantly released from cancer cells and provide a snapshot of a tumor’s genetic and protein cargo, making them important targets for non-invasive liquid biopsies in cancer.

“Liquid biopsies have the potential to facilitate the early detection of cancer and the assessment of the efficacy of potential treatments in real time. This may prove to be a critical tool in our ongoing efforts to help patients with cancer,” said Michael Demeure, M.D., program director of Precision Medicine at Hoag and the principal investigator on the study at Hoag. “Hoag has an active Hereditary Cancer Program that supports a number of individuals and families at high risk of developing cancer and is committed to achieving breakthroughs in the detection of cancer at its earliest possible and most treatable stage.”

“Liquid biopsies are a rapidly developing field of non-invasive tests for patients with and at risk for cancer,” said Timothy Rodell, M.D., CEO of Exosome Sciences and Aethlon Medical, Inc. “Our proprietary exosome diagnostics represent a potentially powerful addition to the liquid biopsy field. This partnership with Hoag may significantly accelerate our development of exosome based liquid biopsies and may provide deep insights into the detection, progression and treatment options for cancer patients and their families. We are delighted to have the opportunity to work with Dr. Demeure and the Hoag team on this project.”

Hoag’s Hereditary Cancer Program and many aspects of its cancer research are supported by philanthropy.

For more information on the research studies and clinical trials at Hoag, visit https://www.hoag.org/specialties-services/other-programs-services/clinical-research/available-clinical-trials/.

ABOUT HOAG MEMORIAL HOSPITAL PRESBYTERIAN

Hoag is an approximately $1 billion nonprofit, regional health care delivery network in Orange County, California, that treats more than 30,000 inpatients and 450,000 outpatients annually. Hoag consists of two acute-care hospitals – Hoag Hospital Newport Beach, which opened in 1952, and Hoag Hospital Irvine, which opened in 2010 – in addition to eight health centers and 11 urgent care centers. Hoag is a designated Magnet® hospital by the American Nurses Credentialing Center (ANCC). Hoag offers a comprehensive blend of health care services that includes five institutes providing specialized services in the following areas: cancer, heart and vascular, neurosciences, women’s health, and orthopedics through Hoag’s affiliate, Hoag Orthopedic Institute, which consists of an orthopedic hospital and two ambulatory surgical centers. Hoag has been named one of the Best Regional Hospitals in the 2019 - 2020 U.S. News & World Report, andBecker’s Healthcare named Hoag as one of the 2018 “100 Great Hospitals in America” – a designation Hoag has received five times. For an unprecedented 23 years, residents of Orange County have chosen Hoag as one of the county’s best hospitals in a local newspaper survey. Visit www.hoag.org for more information.

# # #

To download the official press release, please click here.

5

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2019

Aethlon Medical, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37487	13-3632859
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

9635 Granite Ridge Drive, Suite 100 San Diego, California		92123
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 858-459-7800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AEMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

6

Item 8.01	Other Events.

On October 3, 2019, Aethlon Medical, Inc. (the “Company”) announced that Nasdaq has granted the Company an extension of time to regain compliance with the exchange’s continued listing requirement of a minimum $2.5 million of stockholders’ equity.

This extension is conditional upon the Company completing a reverse stock split and trading at or above Nasdaq’s minimum $1.00 bid price requirement for a period of ten consecutive trading days on or before October 29, 2019. The Company is requesting stockholder approval of the reverse stock split at its Annual Meeting of Stockholders to be held on October 14, 2019 in order to meet this requirement.

If the minimum bid price requirement is met by October 29, 2019, then Nasdaq has allowed until the filing of the Company’s December 31, 2019 Report on Form 10-Q, to be filed no later than February 14, 2020, to evidence compliance with Nasdaq’s minimum stockholders’ equity threshold, subject to reporting to Nasdaq prior to that time on the Company’s fund raising progress.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description

99.1	Press Releases dated October 3, 2019.

7

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aethlon Medical, Inc.

Dated: October 3, 2019	By:	/s/ James B. Frakes
James B. Frakes Chief Financial Officer

8

Exhibit 99.1

Aethlon Medical Receives Extension from Nasdaq to Regain

Compliance with Continued Listing Requirements

SAN DIEGO (October 3, 2019) – Aethlon Medical, Inc. (Nasdaq: AEMD), a therapeutic technology company focused on unmet needs in global health, announced today that on October 2, 2019, Nasdaq granted Aethlon Medical an extension of time to regain compliance with the exchange’s continued listing requirement of a minimum $2.5 million of stockholders’ equity.

This extension is conditional upon Aethlon Medical completing a reverse stock split and trading at or above Nasdaq’s minimum $1.00 bid price requirement for a period of ten consecutive trading days on or before October 29, 2019. The Company is requesting stockholder approval of the reverse stock split at its Annual Meeting of Stockholders to be held on October 14, 2019 in order to meet this requirement.

If the minimum bid price requirement is met by October 29, 2019, then Nasdaq has allowed until the filing of Aethlon Medical’s December 31, 2019 Report on Form 10-Q, to be filed no later than February 14, 2020, to evidence compliance with Nasdaq’s minimum stockholders’ equity threshold, subject to reporting to Nasdaq prior to that time on Aethlon Medicals’ fund raising progress.

About Aethlon Medical, Inc.

Aethlon Medical, Inc. is focused on addressing unmet needs in global health. The Aethlon Hemopurifier® is a clinical-stage immunotherapeutic device designed to combat cancer and life-threatening viral infections. In cancer, the Hemopurifier® depletes the presence of circulating tumor-derived exosomes that promote immune suppression, seed the spread of metastasis and inhibit the benefit of leading cancer therapies. The Hemopurifier® is an FDA designated "Breakthrough Device" related to the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes have been shown to participate in the development or severity of the disease cancer. The Hemopurifier also holds a Breakthrough Device designation related to life-threatening viruses that are not addressed with approved therapies.

Additionally, Aethlon owns 80% of Exosome Sciences, Inc., which is focused on the discovery of exosomal biomarkers to diagnose and monitor cancer and neurological disease progression. Additional information can be found online at www.AethlonMedical.com and www.ExosomeSciences.com.

9

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as "may," "believe," "anticipate," "expect," "intend," "plan," "project," "will," "projections," "estimate," “potentially” or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties and actual results may differ materially from the results anticipated in the forward-looking statements. Factors that may contribute to such differences include, without limitation, the Company's ability to successfully meet the minimum bid price and minimum stockholders’ equity requirements of the Nasdaq Capital Market, or any other national securities exchange, and other risks. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended March 31, 2019, and in the Company's other filings with the Securities and Exchange Commission, including its quarterly Reports on Form 10-Q. Except as may be required by law, the Company does not intend, nor does it undertake any duty, to update this information to reflect future events or circumstances.

Company Contact:

Jim Frakes

Chief Financial Officer

Aethlon Medical, Inc.

858-459-7800 x3300

Jfrakes@aethlonmedical.com

Proxy Voting Inquiries:

19 Old Kings Highway S. – Suite 210

Darien, CT 06820

Toll Free (877) 972-0090

Banks and Brokers call collect (203) 972-9300

info@investor-com.com

10

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2019

Aethlon Medical, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37487	13-3632859
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

9635 Granite Ridge Drive, Suite 100 San Diego, California		92123
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 858-459-7800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AEMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

11

Item 5.07 Submission of Matters to a Vote of Security Holders

We held our 2019 Annual Meeting of Stockholders on October 14, 2019 (the “Annual Meeting”), in which our Stockholders approved the three proposals listed below and voted against the fourth proposal. Based on the report of the Inspector of Elections for the Annual Meeting, 14,206,408 shares out of 19,941,000 shares outstanding and entitled to vote, or approximately 71.24%, were present at the meeting, in person or by proxy. The final results for the votes regarding each proposal are set forth in the following tables. Each of these proposals is described in detail in the proxy statement.

1.	Elect six members of the Board of Directors. All of the nominees were elected.

Name	Votes For	Votes Against	Abstentions
Edward G. Broenniman	3,184,665	761,659	375,170
Guy F. Cipriani	3,825,786	120,538	378,170
Charles J. Fisher, Jr., MD	3,828,980	121,314	371,200
Sabrina Martucci Johnson	3,400,318	545,851	375,325
T.C., Rodell, MD, FCCP	3,812,532	137,644	371,318
Chetan S. Shah, MD	4,022,279	131,504	167,711

2.	Ratify the appointment of Squar Milner LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2020. The resolution was approved.

Votes For	Votes Against	Abstentions
13,828,122	300,183	78,103

3.	Approve a reverse stock split of our common stock at a ratio in the range of 1-for-10 to 1-for-15, with such ratio to be determined in the discretion of our Board of Directors and with such reverse stock split to be effected at such time and date as determined by our Board of Directors in its sole discretion. The resolution was approved.

Votes For	Votes Against	Abstentions
12,490,794	1,652,922	62,692

4.	Approve the amendment and restatement of our articles of incorporation, as amended. The resolution was not approved.

Votes For	Votes Against	Abstentions
3,930,837	323,095	67,562

No adjournment of the Annual Meeting was necessary.

Item 8.01 Other Events.

Following approval by our stockholders of proposal number three at the Annual Meeting, on October 14, 2019, our Board of Directors unanimously approved a reverse stock split of all issued and outstanding shares of our common stock, at a ratio of 1-for-15, pursuant to Nevada Revised Statutes (“NRS”) 78.2055. The reverse stock split was implemented at 5:00 p.m. Eastern Time thereafter, on October 14, 2019 (the “Effective Time”).

The terms of the reverse stock split are such that every 15 shares of the Company’s issued and outstanding common stock will automatically be combined into one issued and outstanding share of common stock, without any change in par value per share. As a result of the reverse stock split, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding stock options, restricted stock units and warrants, which will result in a proportional decrease in the number of shares of the Company’s common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants. In addition, the number of shares reserved for issuance under the Company’s equity compensation plans immediately prior to the Effective Time will be reduced proportionately.

12

No fractional shares will be issued in connection with the reverse stock split. Stockholders will be issued one whole share of common stock in exchange for any fractional interest that such stockholder would have otherwise received as a result of the reverse stock split. The reverse stock split will affect all stockholders proportionately and will not affect any stockholder’s percentage ownership of the Company’s common stock, except to the extent that the reverse stock split results in any stockholder owning an additional share.

The Company’s common stock will begin trading on a split-adjusted basis commencing upon market opening on The Nasdaq Capital Market on October 15, 2019. The new CUSIP number for the Company’s common stock following the reverse stock split is 00808Y307.

On October 14, 2019, the Company issued a press release announcing the reverse stock split. A copy of that press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 14, 2019.

13

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aethlon Medical, Inc.

Dated: October 14, 2019	By:	/s/ James B. Frakes
James B. Frakes Chief Financial Officer

14

Exhibit 99.1

Aethlon Announces Reverse Stock Split

SAN DIEGO, Oct. 14, 2019 /PRNewswire/ -- Aethlon Medical, Inc. (Nasdaq: AEMD) (“Aethlon” or the “Company”), a therapeutic medical device and technology company focused on unmet needs in global health, announced today that at the annual meeting of stockholders of the Company, held October 14, 2019, its stockholders voted to approve a proposal authorizing the Board of Directors of the Company to effect a reverse stock split of Aethlon’s outstanding common stock.  Following the special meeting of stockholders, the Board of Directors approved a 1-for-15 reverse stock split.

The effective time of the reverse stock split will be 5:00 p.m. ET on October 14, 2019.  The Company’s shares will begin trading on a split-adjusted basis commencing upon market opening on October 15, 2019.

“By approving the reverse split, Aethlon’s stockholders affirmatively responded to management’s pledge to continue to maintain capital efficiency as Aethlon seeks to unlock the value of the Hemopurifier and its other assets,” said Timothy C. Rodell, M.D., FCCP, Interim Chief Executive Officer of Aethlon, “and consequently, Aethlon has taken a crucial step in preserving its Nasdaq listing and access to equity capital.”

As a result of the reverse split, each 15 shares of the Company's issued and outstanding common stock were automatically combined and converted into one issued and outstanding share of common stock, par value $0.001 per share, and there are now approximately 1.35 million shares of common stock issued and outstanding.  The common shares will trade under a new CUSIP number, 00808Y307, effective October 15, 2019, and remain listed on the Nasdaq Capital Market under the symbol "AEMD".  All warrants to purchase common stock, stock options and restricted stock units of the Company outstanding immediately prior to the reverse stock split have been proportionally adjusted. No fractional shares of common stock will be issued as a result of the reverse stock split. Instead, in lieu of any fractional shares, the Company will issue to such stockholder such additional fraction of a share as is necessary to increase such resulting fractional share to a full share of common stock.

Aethlon’s transfer agent, Computershare Trust Company, N.A., is acting as the exchange agent for the reverse stock split. Computershare will provide instructions to stockholders of record regarding the exchange of stock certificates, as applicable. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares. Stockholders with questions related to the transfer or mechanics of the reverse, may contact Computershare at 462 South Fourth Street, Suite 1600 Louisville, KY 40202 or by phone at 1-800-546-5141.

About Aethlon and the Hemopurifier®

Aethlon is focused on addressing unmet needs in global health. The Aethlon Hemopurifier is a clinical- stage immunotherapeutic device designed to combat cancer and life-threatening viral infections. In cancer, the Hemopurifier depletes the presence of circulating tumor-derived exosomes that promote immune suppression.

These tumor derived exosomes also seed the spread of metastases and inhibit the benefit of leading cancer therapies. The Hemopurifier® is an FDA designated "Breakthrough Device" related to the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes have been shown to participate in the development or severity of the disease cancer. The Hemopurifier also holds a Breakthrough Device designation related to life-threatening viruses that are not addressed with approved therapies.

15

Aethlon also owns 80% of Exosome Sciences, Inc., which is focused on the discovery of exosomal biomarkers to diagnose and monitor cancer and neurological disease progression. Additional information can be found online at www.AethlonMedical.com and www.ExosomeSciences.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as "may," "believe," "anticipate," "expect," "intend," "plan," "project," "will," "projections," "estimate," "potentially" or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties and actual results may differ materially from the results anticipated in the forward-looking statements. These forward-looking statements are based upon Aethlon’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Factors that may contribute to such differences include, without limitation, the Company’s ability to meet and maintain the minimum bid price and minimum stockholders' equity requirements of the Nasdaq Capital Market, or any other national securities exchange, its ability to raise additional funds, the Company’s ability to successfully complete future studies with its Hemopurifier and other potential products and other risks. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended March 31, 2019, and in the Company's other filings with the Securities and Exchange Commission, including its quarterly Reports on Form 10-Q. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except as may be required by law, the Company does not intend, nor does it undertake any duty, to update this information to reflect future events or circumstances.

Company Contact:

Jim Frakes

Chief Financial Officer Aethlon Medical, Inc. 858-459-7800 x3300

Jfrakes@aethlonmedical.com

SOURCE Aethlon Medical, Inc.

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